UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OICco Acquisition I, Inc.
(Exact Name of registrant in its charter)

Delaware		27-0625383
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4412 8th St. SW, Vero Beach, FL 32968
(772) 584-3308
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 2705 Airport Drive, N. Las Vegas, NV 89032
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 2705 Airport Drive, N. Las Vegas, NV 89032
Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$40,000.00	$0.02	$40,000.00	$2.23
Common Stock—Current Shareholder	$80,000.00	$0.02	$80,000.00	$4.46

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion dated January __, 2012

OICco Acquisition I, Inc.

6,000,000 Shares of Common Stock

$0.02 per share

Under the 419 registration OICco Acquisition I, Inc. (“OICco” or the "Company") sold 1,000,000 shares at a price of $0.02 to 37 investors.

The proceeds from the sale of the shares in this offering were payable to Evolve Bank & Trust fbo OICco Acquisition I, Inc. All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Evolve Bank & Trust.  No funds have been released to the Company.  See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers (holders of 80% of the shares purchased) confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

 (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and  iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

SEE RISK FACTORS PAGE 10

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Liberty Electric Cars Ltd, a United Kingdom corporation  (Liberty) to exchange 45,000,000 shares of OICco in exchange for shares of  Liberty representing 100% of the issued and outstanding shares of Liberty.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Liberty will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Liberty.  The Exchange Agreement contains customary representations, warranties, and conditions.

On September 7, 2011, OICco Acquisition I, Inc. and Liberty Electric entered into an Addendum to the Exchange Agreement in which it was agreed that upon the execution and effectiveness of the Exchange Agreement, Ian G. Hobday, Darren West, Barry Shrier and Jevon Thurston-Thorpe will be appointed to the Board of Directors of OICco Acquisition I, Inc.

On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Automotive Group, Inc.  The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., Gary Spaniak, Jr. and Charles Gary Spaniak III will be appointed as directors of OICco Acquisition I, Inc.

Liberty Electric Cars Limited (hereinafter the “Company”) was incorporated on November 10, 2006 in England and Wales with the registered number 05994519 under the name of The Good Club Limited. On February 12, 2008 the company changed its name to Liberty Europe Electric Cars Limited before settling on its current name on May 18, 2009.

Between 2006 and 2009, Liberty researched the globe for the best available components from which to build electric vehicles. Its ambitious aim was to build and put on to the road two pure electric 4x4 Range Rovers with each wheel powered by its own electric motor.

In 2009 it joined the Evadine project which was a UK Govt. sponsored program aimed at evaluating electric vehicles in the real world and collecting data from their use. This program allowed Liberty to realize its aim of building and testing the two pure electric Range Rovers. The Evadine program brought together a consortium of vehicle manufacturers, data collection experts and project managers. The project is running in conjunction with regional and national developments across the electric vehicle industry such as the development of recharging infrastructure, and is working closely with associated industry bodies such as breakdown service and insurance providers, supply chain industries and educational institutions to ensure the North East of England is leading the way in electric vehicle provision. The project consortium consists of Nissan, Smith Electric Vehicles in partnership with LTI, AVID Vehicles, Liberty Electric Cars, Newcastle University and One North East. Newcastle University’s Transport Operations Research Group will monitor and model the performance and use of the vehicles. The Project is being supported by the UK Governments Technology Strategy Board. Liberty is still part of this project which is due to complete in 2013.

Imperial Automotive Group Inc (hereinafter the “Company”) is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’. The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines, buses, light trucks and other specialty vehicles. It plans to acquire the Imperial Coachwork assets and build high quality Limousines as one of the few QVM (Ford) certified builders. Imperial Coachworks creates specialist mobility transport for disabled drivers and provides a variety of unique transport solutions built to meet customers’ demands. The Imperial method for creating and converting vehicles, especially Limousines, employs unique “know-how” not seen from other competitors. The entire vehicle electrical system is controlled by a unique package that allows the driver to quickly and easily remedy problems; the vehicles are constructed using a significant proportion of Aluminium panels in order to eliminate rust, and reduce weight; the highly skilled design team can produce unique solutions for the most complicated problems, like disabled driver access vehicles that retain style and sportiness; new developments include “Titan” – a solution to the demand for 20 person Hummer based Limo’s that can no longer be met due to the demise of the Hummer product – sophisticated AND more cost effective, initial market reaction has been very positive.

See additional information in Business of the Acquisition Candidates below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and  iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor.   Investors must notify the Company of their election on or before ________, 2012.  Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 4412 8th St. SW, Vero Beach, FL 32968.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	$20,000 Raised in Offering
Application Of Proceeds	$	% of total

Total Offering Proceeds	$20,000	100.00%

Net Offering Proceeds	$20,000	100.00%
Working Capital(1) -	$20,000	100.00%

Total Use of Proceeds	$20,000	100.00%

Notes:

(1) The category of General Working Capital may include, but not be limited to—effecting a business combination including but not limited to- printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.    The Company sold 1,000,000 shares at a price of $0.02 per share to 37 shareholders in the offering.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $0.004 per share. Therefore, the purchasers of the common stock in this offering incurred an immediate and substantial dilution of approximately $0.016 per share while our present stockholders received an increase of $0.00 4 per share in the net tangible book value of the shares they hold. This will result in a 70% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$20,000
Offering

Offering Price Per Share	$0.02

Book Value Per Share Before the Offering	$0.000

Book Value Per Share After the Offering	$0.004

Net Increase to Original Shareholder	$0.004

Decrease in Investment to New Shareholders	$0.016

Dilution to New Shareholders (%)	80.00%

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ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

New issue offering refers to the shares offered for sale by the company. Potential investors include, but are not limited to, family, friends and acquaintances of Joshua G. Sisk. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities were transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Joshua G. Sisk will not receive commissions for any sales originated on our behalf. We believe that Joshua G. Sisk is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Joshua G. Sisk, he:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Joshua G. Sisk our sole officer or director shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Evolve Bank & Trust fbo OICco Acquisition I, Inc.  ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Evolve Bank & Trust until the escrow conditions are met.  In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to OICco Acquisition I, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $1,500.00.  Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without an further communication with to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

OICco Acquisition I, Inc. is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 5,000,000 shares of common stock to date with 1,000,000 shares currently held in escrow under Rule 419 held by thirty eight (38) shareholders of record.

The holders of OICco Acquisition I, Inc.’s common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company filed on January 19, 2012 a definitive Schedule 14C Information Statement regarding, in part, the authorization of classes of preferred stock which it may utilize, in part, for the retirement of debt and payment for services in the event that the acquisitions described herein are completed.

PREEMPTIVE RIGHTS

No holder of any shares of OICco Acquisition I, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of OICco Acquisition I, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, OICco Acquisition I, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, OICco Acquisition I, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

SEPTEMBER 30, 2011 UNAUDITED FINANCIAL STATEMENTS FOR OICCO ACQUISITION I, INC.

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalent	$-	$-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$9,205	$4,140
Advance from shareholder	418	418
Total liabilities (all current)	9,623	4,558

Stockholders' (deficit) equity
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 4,000,000 shares issued and outstanding as of September 30, 2011 and December 31, 2010	400	400
Additional paid in capital	5,508	5,508
Deficit accumulated during the development stage	(15,531)	(10,466)
Total stockholders' (deficit) equity	(9,623)	(4,558)

Total liabilities and stockholders' (deficit) equity	$-	$-

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Operations (Unaudited)

	For the Three Month Period Ended September 30, 2011	For the Three Month Period Ended September 30, 2010	For the Nine Month Period Ended September 30, 2011	For the Nine Month Period Ended September 30, 2010	For the Period from Inception on July 24, 2009 to September 30, 2011

Revenue	$-	$-	$-	$-	$-

Expenses
General and administrative	1,225	-	5,065	-	5,973
Professional fees	-	-	-	4,558	9,558
Total expenses	1,225	-	5,065	4,558	15,531

Net loss	$(1,225)	$-	$(5,065)	$(4,558)	$(15,531)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	4,000,000	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity (Unaudited)

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 24, 2009 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	4,000,000	400	5,508	-	5,908
Common stock issued for services	-	-	-	-	-
Net loss for the period ended December 31, 2009	-	-	-	(5,908)	(5,908)
Balance, December 31, 2009	4,000,000	400	5,508	(5,908)	-

Net loss for the year ended December 31, 2010	-	-	-	(4,558)	(4,558)
Balance, December 31, 2010	4,000,000	400	5,508	(10,466)	(4,558)

Net loss for the period ended September 30, 2011	-	-	-	(5,065)	(5,065)
Balance, September 30, 2011	4,000,000	$400	$5,508	$(15,531)	$(9,623)

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows (Unaudited)

	For the Nine Month Period Ended September 30, 2011	For the Nine Month Period Ended September 30, 2010	For the Period from Inception on July 24, 2009 to September 30, 2011
Cash flows from operating activities
Net loss	$(5,065)	$(4,558)	$(15,531)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	5,065	4,140	9,205
Advance from shareholder	-	418	418
Net cash used in operating activities	-	-	(5,908)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	-	5,908
Net cash provided by financing activities	-	-	5,908

Net change in cash	-	-	-

Cash at beginning of period	-	-	-

Cash at end of Period	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 4,000,000 shares of common stock for professional and consulting services	$-	$-	$5,908

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

OICCO ACQUISITION I, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO SEPT. 30, 2011 (UNAUDITED)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of OICco Acquisition I, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

OICco Acquisition I, Inc. (the Company) was incorporated in the State of Delaware on July 24, 2009. OICco Acquisition I, Inc. is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

OICCO ACQUISITION I, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO SEPT. 30, 2011 (UNAUDITED)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on OICco Acquisition I, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. OICco Acquisition I, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001. Currently, Four Million shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

OICCO ACQUISITION I, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO SEPT. 30, 2011 (UNAUDITED)

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

OICco Acquisition I, Inc.

(A Development Stage Company)

Vero Beach, Florida

We have audited the accompanying balance sheets of OICco Acquisition I, Inc. (A Development Stage Company) as of December 31, 2010 and 2009, and audited the related statements of operations, stockholders' equity (deficit), and cash flows for the period from the date of inception on July 24, 2009 to December 31, 2009, for the year ended December 31, 2010 and for the period from the date of inception on July 24, 2009 to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OICco Acquisition I, Inc. (A Development Stage Company) as of December 31, 2010 and 2009, and the results of its operations and cash flows for the period from the date of inception on July 24, 2009 to December 31, 2009, for the year ended December 31, 2010 and for the period from the date of inception on July 24, 2009 to December 31, 2010 in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 and 2009, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SAM KAN & COMPANY

Sam Kan & Company, LLP

March 11, 2011

Alameda, California

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31,		December 31,
	2010		2009
ASSETS

Current assets
Cash	$-		$-
Total current assets	-		-

Total assets	$-		$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$4,140	$
Advance from Shareholder	418
Total liabilities (All Current)	4,558		-

Stockholders' (Deficit) Equity
Common Stock--$0.0001 par value, 100,000,000 shares authorized, 4,000,000 shares issued and outstanding as of December 31, 2010	400		400
Additional paid in capital	5,508		5,508
Deficit accumulated during the development stage	(10,466)		(5,908)
Total stockholders' (deficit) equity	(4,558)		-

Total liabilities and stockholders' (deficit) equity	$-		$-

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Operations

	For the year ended December 31, 2010	For the year ended December 31, 2009	For the period from inception on July 24, 2009 to December 31, 2010

Revenue	$-	$-	$-

Expenses
General and administrative	-	908	908
Professional fees	4,558	5,000	9,558
Total expenses	4,558	5,908	10,466

Net loss	$(4,558)	$(5,908)	$(10,466)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at July 24, 2009 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	4,000,000	400	5,508	-	5,908
Common stock issued for services	-	-	-		-
Net Loss, Period December 31, 2009	-	-	-	(5,908)	(5,908)
Balance at December 31, 2009	4,000,000	400	5,508	(5,908)	-
Common stock issued for cash	-	-	-	-	-
Common stock issued for services	-	-	-	-	-
Net Loss, Period December 31, 2010	-	-	-	(4,558)	(4,558)
Balance at December 31, 2010	4,000,000	$400	$5,508	$(10,466)	$(4,558)

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the year ended December 31, 2010	For the year ended December 31, 2009	For the period from inception on July 24, 2009 to December 31, 2010
Cash flows from operating activities
Net loss	$(4,558)	$(5,908)	$(10,466)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	4,140	-	4,140
Advance from Shareholder	418	-	418
Net cash used in operating activities	-	(5,908)	(5,908)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	5,908	5,908
Net cash provided by financing activities	-	5,908	5,908

Net change in cash	-	-	-

Cash at beginning of period	-	-	-

Cash at end of Period	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 4,000,000 shares of common stock for professional and consulting services	$-	$5,908	$5,908

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

OICCO ACQUISITION I, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO DECEMBER 31, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of OICco Acquisition I, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

OICco Acquisition I, Inc. (the Company) was incorporated in the State of Delaware on July 24, 2009. OICco Acquisition I, Inc. is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

OICCO ACQUISITION I, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO DECEMBER 31, 2010

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses. There was no advertising expense for the years ended December 31, 2010.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on OICco Acquisition I, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. OICco Acquisition I, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001. Currently, Four Million shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued guidance to remove the requirement for an entity that files financial statements with the SEC to disclose a date through which subsequent events have been evaluated.  The adoption of this guidance during our current fiscal quarter did not have any impact on our Consolidated Financial Statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

OICCO ACQUISITION I, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO DECEMBER 31, 2010

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. Management has plans to seek additional capital through a public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from the operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might necessary in the event the Company cannot continue in existence.

NOTE C – RELATED PARTY TRANSACTION

In 2010, the Company had an advance from a major shareholder who paid for the filing fee in the amount of $418 on behalf of OICco Acquisition I, Inc.

NOTE D – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Net deferred tax assets consist of the following components from Inception on July 24, 2009 to December 31, 2010:

2010
Deferred tax assets NOL Carryover	$3,558
Valuations Allowance	(3,558)
Net Deferred Tax Asset	$0

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended December 31, 2010 due to the following:

OICCO ACQUISITION I, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO DECEMBER 31, 2010

On December 31, 2010, the Company had an operating loss carry forward of $10,466 that can be used as an offset against future taxable income. No tax benefit has been reported in the December 31, 2010 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

NOTE E – SUBSEQUENT EVENTS

Management has reviewed material subsequent events in accordance with FASB ASC 855 “Subsequent Events”.  No additional disclosure is required.

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalent	$-	$-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$9,205	$4,140
Advance from shareholder	418	418
Total liabilities (all current)	9,623	4,558

Stockholders' (deficit) equity
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 4,000,000 shares issued and outstanding as of September 30, 2011 and December 31, 2010	400	400
Additional paid in capital	5,508	5,508
Deficit accumulated during the development stage	(15,531)	(10,466)
Total stockholders' (deficit) equity	(9,623)	(4,558)

Total liabilities and stockholders' (deficit) equity	$-	$-

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Operations (Unaudited)

	For the Three Month Period Ended September 30, 2011	For the Three Month Period Ended September 30, 2010	For the Nine Month Period Ended September 30, 2011	For the Nine Month Period Ended September 30, 2010	For the Period from Inception on July 24, 2009 to September 30, 2011

Revenue	$-	$-	$-	$-	$-

Expenses
General and administrative	1,225	-	5,065	-	5,973
Professional fees	-	-	-	4,558	9,558
Total expenses	1,225	-	5,065	4,558	15,531

Net loss	$(1,225)	$-	$(5,065)	$(4,558)	$(15,531)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	4,000,000	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity (Unaudited)

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 24, 2009 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	4,000,000	400	5,508	-	5,908
Common stock issued for services	-	-	-	-	-
Net loss for the period ended December 31, 2009	-	-	-	(5,908)	(5,908)
Balance, December 31, 2009	4,000,000	400	5,508	(5,908)	-

Net loss for the year ended December 31, 2010	-	-	-	(4,558)	(4,558)
Balance, December 31, 2010	4,000,000	400	5,508	(10,466)	(4,558)

Net loss for the period ended September 30, 2011	-	-	-	(5,065)	(5,065)
Balance, September 30, 2011	4,000,000	$400	$5,508	$(15,531)	$(9,623)

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows (Unaudited)

	For the Nine Month Period Ended September 30, 2011	For the Nine Month Period Ended September 30, 2010	For the Period from Inception on July 24, 2009 to September 30, 2011
Cash flows from operating activities
Net loss	$(5,065)	$(4,558)	$(15,531)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	5,065	4,140	9,205
Advance from shareholder	-	418	418
Net cash used in operating activities	-	-	(5,908)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	-	5,908
Net cash provided by financing activities	-	-	5,908

Net change in cash	-	-	-

Cash at beginning of period	-	-	-

Cash at end of Period	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 4,000,000 shares of common stock for professional and consulting services	$-	$-	$5,908

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

INFORMATION WITH REGARD TO THE ACQUISITION CANDIDATES

Business of Acquisition Candidates

On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Liberty Electric Cars Ltd, a United Kingdom corporation  (Liberty) to exchange 45,000,000 shares of OICco in exchange for shares of  Liberty representing 100% of the issued and outstanding shares of Liberty.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Liberty will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Liberty.  The Exchange Agreement contains customary representations, warranties, and conditions.

On September 7, 2011, OICco Acquisition I, Inc. and Liberty Electric entered into an Addendum to the Exchange Agreement in which it was agreed that upon the execution and effectiveness of the Exchange Agreement, Ian G. Hobday, Darren West, Barry Shrier and Jevon Thurston-Thorpe will be appointed to the Board of Directors of OICco Acquisition I, Inc.

On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Automotive Group, Inc.  The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., Gary Spaniak, Jr. and Charles Gary Spaniak III will be appointed as directors of OICco Acquisition I, Inc.

This will create the Liberty Automotive Group which will combine Liberty Electric Cars and Imperial Coachworks in to three operating divisions: Liberty E-Tech, Liberty E-Care, and Imperial Coachworks.

Liberty Electric Cars Limited (hereinafter the “Company”) was incorporated on November 10, 2006 in England and Wales with the registered number 05994519 under the name of The Good Club Limited. On February 12, 2008 the company changed its name to Liberty Europe Electric Cars Limited before settling on its current name on May 18, 2009.

Between 2006 and 2009, Liberty researched the globe for the best available components from which to build electric vehicles. Its ambitious aim was to build and put on to the road two pure electric 4x4 Range Rovers with each wheel powered by its own electric motor.

In 2009 it joined the Evadine project which was a UK Govt. sponsored program aimed at evaluating electric vehicles in the real world and collecting data from their use. This program allowed Liberty to realize its aim of building and testing the two pure electric Range Rovers. The Evadine program brought together a consortium of vehicle manufacturers, data collection experts and project managers. The project is running in conjunction with regional and national developments across the electric vehicle industry such as the development of recharging infrastructure, and is working closely with associated industry bodies such as breakdown service and insurance providers, supply chain industries and educational institutions to ensure the North East of England is leading the way in electric vehicle provision. The project consortium consists of Nissan, Smith Electric Vehicles in partnership with LTI, AVID Vehicles, Liberty Electric Cars, Newcastle University and One North East. Newcastle University’s Transport Operations Research Group will monitor and model the performance and use of the vehicles. The Project is being supported by the UK Governments Technology Strategy Board. Liberty is still part of this project which is due to complete in 2013.

The company used the project to develop new Drive Trains and unique Battery Management Systems to convert the extremely complex 4 x 4 Range Rover vehicle in to a zero emission vehicle and in November 2010 Liberty entered and successfully completed the Royal Automobile Club's first annual "Future Car Challenge" where they drove both of their electric Range Rovers from Bristol to London, ending with an exciting public display on Regent Street in London. In addition, they also displayed the vehicle at the House of Lords and held meetings with and provided test drives to several Lords.

In May 2011, the Company signed an agreement with Navistar LLC, a $15 billion turnover US truck manufacturer, to provide development services for an existing model of electric truck sold by them in North America (E Star), and after-sales support for 52 electric trucks operated by their customers in Europe.

In order to satisfy the requirements of this agreement the Company recruited the engineering team of the now defunct Modec business in the UK. The Company created a wholly owned subsidiary called LEC2 Limited which was incorporated on 10th May 2011 in England and Wales with the registered number 07628596 into which the previous Modec engineering team was placed.

The LEC2 Limited business has ten staff and is based in Coventry England. It has two operational divisions – Liberty E-Tech and Liberty E-Care.

Liberty E-Tech provides support to Electric Vehicle manufacturers. Liberty E-Tech’s know how covers all electric vehicle development phases from the initial feasibility studies to electric vehicle design and concept, prototype build, pre-production tests and validation including full homologation to all international standards for passenger electric cars and commercial electric vehicles. Liberty e-tech’s core competencies include…

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Systems specification and integration: Functional specification of vehicle systems, using unified modelling language (UML), and systems modelling language (SysML) to promote the generation of bug-free and unambiguous requirements.

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Diagnosis specification of vehicle systems, based on unified diagnostic services (ISO 14229 -1:2006) and unified diagnostic services over controller area networks (ISO 15765-X:2004)

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Vehicle architecture design, using controller area network buses (CAN buses, ISO11898), and local interconnect network sub-bus (LIN sub-bus)

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Simulation of electronic circuits

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Vehicle System Design Specification

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Design and DFMEA

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Full Prototype build and testing

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DVP, Test & Validation

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Support and planning of type approval / homologation activities

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IPR registry

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Assistance with Grant applications for early stage research and development work right up to full prototype evaluation and testing.

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System safety analysis expertise in: Potential failure modes and effects analysis for design and system level (D-FMEA and S-FMEA), to AIAG process including boundary identification and documentation, functional breakdown, block diagrams, interface diagrams, parameter diagrams (P-diagrams), Screen plots for targeting of RPNs after identification of critical and significant characteristics, functional hazard analysis.

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Diagnostics system specification for manufacturing systems, including SQL database tie-ins to production systems to accommodate product options and for storage of results in the main production management system.

The company are currently working on

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a serial hybrid solution – “plug and play” which can be removed from the vehicle when not in use and for which a patent application has been made;

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Bug-e, an Electric sports vehicle solution aimed at the younger market (so called Generation “Y”) providing fun and safety in the spirit of the “Beach Buggy”;

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Next generation pure electric delivery truck in the 3.5t to 7.5t GVW category.

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A testing program for an EV van in conjunction with a major car manufacturer

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Developing new “rare earth metal free” Electric motors in a Govt. sponsored program.

Liberty E-Care provides a full package of after sales support for all types of electric vehicles, and has contracts with several global companies to provide its services.

The Liberty E-Care team was created from the merger of the Liberty Electric Car support team and the Modec Service operation, which collectively had over 250 electric vehicles in the market across Europe. The combined team has over 200 man years of experience in automotive engineering, and 70 man years specifically in the EV sector. This unmatched level of knowledge and experience equips the team to supply the very highest level of service and support for all types of Electric Vehicles.

Liberty E-Care has recently launched a membership support programme called “The Club”. For an annual membership fee, the owner of an electric vehicle can access our highly skilled operators via a telephone hotline, receive software updates as and when required, and, in the case of an intervention, avoid paying a call out fee. The Liberty E-Care team is field based and thus intervention takes place at the owner’s location reducing down time.

Liberty E – Care is staffed by skilled EV technicians with years of experience, capable of diagnosing and repairing everything on an EV from the battery to the motors, from the software to the traction controllers, and much of it remotely due to proprietary remote diagnostic tools. E – Care will soon have the ability to overhaul and upgrade battery packs providing them with a second and third life as an EV energy source

Imperial Automotive Group Inc (hereinafter the “Company”) is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’. The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines, buses, light trucks and other specialty vehicles. It plans to acquire the Imperial Coachwork assets and build high quality Limousines as one of the few QVM (Ford) certified builders. Imperial Coachworks creates specialist mobility transport for disabled drivers and provides a variety of unique transport solutions built to meet customers’ demands. The Imperial method for creating and converting vehicles, especially Limousines, employs unique “know-how” not seen from other competitors. The entire vehicle electrical system is controlled by a unique package that allows the driver to quickly and easily remedy problems; the vehicles are constructed using a significant proportion of Aluminium panels in order to eliminate rust, and reduce weight; the highly skilled design team can produce unique solutions for the most complicated problems, like disabled driver access vehicles that retain style and sportiness; new developments include “Titan” – a solution to the demand for 20 person Hummer based Limo’s that can no longer be met due to the demise of the Hummer product – sophisticated AND more cost effective, initial market reaction has been very positive.

Imperial Coachworks ambitions to build hybrid electric and pure electric SUV’s, Limousines and other large zero emission vehicles, AND Liberty Electric Cars desire to find an outlet for its technology in America first bought these two companies together. The combination of Imperial’s ability to build low volume high quality vehicles and provide access to the market combined with Liberty’s unique and proprietary electric drive train technology makes them the perfect partners to bring electric vehicle solutions to the market not just in North America but globally.

Imperial Coachworks currently develops and markets in 4 core business sectors:

Limousines or Livery vehicles

SUV conversions

Special Contracts (e.g. Limobuses)

Zero Emission versions of the above

Liberty Automotive Group has dynamic growth plans which may require additional funding over the next 3 years in order to achieve the full potential of the business. Current plans include: Acquire related EV businesses in order to lead consolidation in the industry, driving down costs through increased volumes; Fund a stock of vehicles for Imperial in order to avoid lost sales due to lack of stock; develop next generation (3rd) EV architecture; fund sales and marketing initiatives in relation to finished vehicles; develop a global presence; roll out Liberty E – Care in a franchised or wholly owned model.

Key Factors for Success of LAG

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Fast technology development

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Energy storage “type” agnostic

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3rd generation EV architecture under development – others still with 1st generation

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2,500,000 miles of EV experience in E-Tech

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Only independent EV after sales program in E – Care

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Unique manufacturing facility with key skills to implement EV prototype and limited production

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Strong IP (designs, patents, know-how, software, brands)

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Market access / strong OEM links

Location

Liberty Automotive Group, a USA business, will have its headquarters at 5200 NE 33rd Ave, Ft. Lauderdale, FL. Its European facilities are based in Coventry, West Midlands, the heartland of the UK’s innovation in Automotive engineering, where 10 employees are currently based. Further offices exist in Oxford UK and near to Paris in France. Both main US and UK locations can produce prototype and low volume manufacturing, as well as provide full design facilities for OEM’s. Future operations will be enhanced by expanding logistics operations to handle a growing aftermarket business focused on EV’s

Milestones

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Imperial and Liberty initiate collaboration on development of large format EV solutions 04/10

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Liberty signs agreement with Chinese Representative company (CUBE) 05/10

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Liberty E-Range receives SVA approval 01/11

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Liberty signs MoU with NLE (Iceland) for 150 car order over 5 years 02/11

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Liberty wins major development contract from $15bn US truck manufacturer O4/11

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Liberty E – Tech created to support growing demand for LAG’s technology 05/11

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Liberty E – Care created to support growing demand for EV after sales support 06/11

RISK FACTORS RELATED TO BOTH ACQUISITION CANDIDATES

We may not be able to execute our business plan or stay in business without additional funding.

 Our ability to successfully develop our technology and to eventually produce and sell our product to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

To raise additional Capital to fund operations, we intend to issue additional shares of common stock which will dilute all shareholders.

We may require additional capital for the acquisition, replacement or repair of equipment, processes or technologies that are complementary to ours, or to fund our working capital and capital expenditure requirements.  To date, we have relied on financing through the ongoing sale of our securities and loans. Our reliance on proceeds from our offerings and loans may not be adequate to fund our capital needs in the future and therefore, we may sell securities in the public or private equity markets if and when conditions are favorable and even if we do not have an immediate need for capital at that time.  We may not be able to sell stock or raise additional capital that we may need on terms favorable to us, or at all. Raising funds by issuing our equity securities will dilute the ownership of our existing stockholders and may have a dilutive impact on your investment.

The issuance of additional shares or series of preferred stock and securities that are convertible into common stock in the future could dilute shareholders and restrict your rights as a stockholder.

We intend to amend our articles of incorporation to authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series, the voting rights, any preferential rights to receive dividends or assets upon liquidation, conversion rights and other powers to be determined by the Board of Directors. We cannot assure you that we will not issue additional shares, classes or series of preferred stock that have rights, preferences or privileges senior to your rights as a holder of our common stock.  The issuance of additional shares, classes or series of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

GROWTH FACTORS RELATED TO BOTH ACQUISITION CANDIDATES

The market for Electric Vehicles is exploding, driven by the carrots of government incentives and the sticks of fines and fuel costs for traditional vehicles. There is no question the EV’s will replace traditional fossil fuel vehicles, the only question is “how quickly”. Frost and Sullivan research (2010) indicated that circa 20% of the market for EV’s will be satisfied by new entrants rather than traditional automotive OEM’s. Indeed, Tesla’s meteoric rise to fame and market value ($2.3bn based on the sale of just 1500 cars worldwide) shows what new entrants can achieve. The Liberty Automotive Group has developed unique and proprietary EV drive train technology that gives it a lead on the competition. OEM’s will choose to work with Liberty in order to cut the time to market for the development of vehicles – the recent contract with a $15bn US truck manufacturer attests to this. Parallel with this, there will be a market demand for service, maintenance, recovery and repair of EV’s, all of which will require specialist skills. Liberty have recognized this and created a solution – E-Care. Recent contracts with pioneering EV users (Tesco’s, Fedex, UPS, Veolia) underline the importance of this service.

The American market for EV’s, especially in the larger vehicle sector (SUV’s, Pick Up’s, City trucks, buses and mini vans), will likely be the largest in the world, and Imperial with its first class manufacturing facility and access to Liberty technology is uniquely positioned to exploit this. Development of the worlds first pure electric and serial hybrid Limousines is already underway and Imperial will be the first to market such products.

Further developments designed to satisfy pent up demand amongst captains of industry for clean, stylish and sophisticated transport will be met by Imperials Lincoln Navigator based “Ambassador” series converted to be pure electric or serial hybrid.

RISK FACTORS RELATED TO LIBERTY ELECTRIC CARS

The cyclical nature of automotive sales and production can adversely affect our business.

Our business is directly related to automotive sales and automotive vehicle production by our customers. Automotive sales and production are highly cyclical and, in addition to general economic conditions, also depend on other factors, such as consumer confidence and consumer preferences. In addition, automotive sales and production can be affected by labor relations issues, regulatory requirements, trade agreements, the availability of consumer financing and other factors. Economic declines that result in a significant reduction in automotive sales and production by our customers have in the past had, and may in the future have, an adverse effect on our business, results of operations and financial condition.

Our sales are also affected by inventory levels and OEMs’ production levels. We cannot predict when OEMs will decide to increase or decrease inventory levels or whether new inventory levels will approximate historical inventory levels. Uncertainty and other unexpected fluctuations could have a material adverse effect on our business and financial condition.

A prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Our sensitivity to economic cycles and any related fluctuation in the businesses of our customers or potential customers may have a material adverse effect on our financial condition, results of operations or cash flows. If global economic conditions deteriorate or economic uncertainty increases, our customers and potential customers may experience deterioration of their businesses, which may result in the delay or cancellation of plans to purchase our products. If vehicle production were to remain at low levels for an extended period of time or if cash losses for customer defaults rise, our cash flow could be adversely impacted, which could result in our needing to seek additional financing to continue our operations. There can be no assurance that we would be able to secure such financing on terms acceptable to us, or at all.

Any changes in consumer credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of consumer credit and increases in consumer borrowing costs have negatively impacted global automotive sales and resulted in lower production volumes in the past. Substantial declines in automotive sales and production by our customers could have a material adverse effect on our business, results of operations and financial condition.

A drop in the market share and changes in product mix offered by our customers can impact our revenues.

We are dependent on the continued growth, viability and financial stability of our customers. Our customers generally are OEMs in the automotive industry. This industry is subject to rapid technological change, vigorous competition, short product life cycles and cyclical and reduced consumer demand patterns. When our customers are adversely affected by these factors, we may be similarly affected to the extent that our customers reduce the volume of orders for our products. As a result of changes impacting our customers, sales mix can shift which may have either favorable or unfavorable impact on revenue and would include shifts in regional growth, shifts in OEM sales demand, as well as shifts in consumer demand related to vehicle segment purchases and content penetration. For instance, a shift in sales demand favoring a particular OEM’s vehicle model for which we do not have a supply contract may negatively impact our revenue. A shift in regional sales demand toward certain markets could favorably impact the sales of those of our customers that have a large market share in those regions, which in turn would be expected to have a favorable impact on our revenue.

The mix of vehicle offerings by our OEM customers also impacts our sales. A decrease in consumer demand for specific types of vehicles where we have traditionally provided significant content could have a significant effect on our business and financial condition. Our sales of products in the regions in which our customers operate also depend on the success of these customers in those regions.

FACTORS AFFECTING GROWTH FOR LIBERTY ELECTRIC CARS

Forecasted growth in EV sales globally

The business operates in the Electric Vehicle (EV) sector; a) designing EVs and drive trains both for Liberty and by providing engineering design and consultancy to major vehicle manufacturers, and b) operating an EV aftersales support service.  Growth of electric vehicle production and sales is a fundamental trend in the road vehicle sector worldwide, where virtually all independent researchers and government agencies across the globe all agree.  This growth trend will have a favorable impact on net sales and income.

Infrastructure build out for EV’s

Within the EV sector, there is a requirement for the build-out of 'infrastructure'; which means recharging facilities for EVs.  Typically this is a post in the ground, similar to a street-side parking meter, where an EV can be plugged in to be recharged.  There is not an industry-wide consensus about whether or not this build-out of electric vehicle infrastructure needs to occur before, during, or after the meaningful growth of EV sales to businesses and consumers.  From one viewpoint, many 10's of 1,000's, if not 100's of 1,000's, of EVs could be produced, distributed, and operated across the USA without much public EV recharging infrastructure being installed. In this scenario, EV owners re-charge their vehicles at home, merely plugging the car into a wall socket. From another point of view, businesses and/or consumers will not purchase EVs until they see a substantial network of EV recharging stations in their region, giving them confidence that as they drive around each day they will have plenty of opportunity to plug their vehicle in for recharging. The recent arrival of ultra fast DC charging, where the vehicle battery is charged directly in minutes rather than hours provides the opportunity for EV's to cover much greater distances if for example, said charging infrastructure were available in gas stations across the States (and in other countries)

In summary regarding this theme of EV infrastructure, the known trend in many regions of the USA is for various Government agencies to invest in the build out of EV recharging. This should have a materially favorable impact on net sales and revenues.  If the second viewpoint outlined above prevails, that EV purchases necessarily follow the build-out of EV recharging infrastructure, this trend will have an unfavorable impact on net sales and revenue.

Material costs

Regarding costs of materials.  The most expensive elements of an EV are the energy storage technologies - most typically Lithium polymer-based electricity storage cells which make up the battery in an EV.  Worldwide trends in the costs of these materials are downward, which result in year-on-year lower costs for these materials.  Moreover, linked to this is the growth in volumes of EVs being produced, as mentioned above creating economies of scale increased demand, thus leading to further falls in costs.  These two related issues are likely to have a favorable impact on net sales and income for the business. In addition newer materials for energy storage are expected to come on stream in the next five years all aiming to reduce the cost of energy stored in EV's

Continuing on the theme of EV batteries, which consist usually of advanced Lithium polymer cells, much is made in the lay press about the availability of Lithium (mined mainly in Bolivia) and rare-earth metals (sourced mainly from the PRC).  Nearly all advanced research reports conclude that there are very small to zero risks about a) the physical availability of these materials in the future, and b) the political risks (such as a national government choosing artificially to control supply).  As recently as December 28, 2011, it was reported in the international financial newspapers that China is relaxing is export controls on rare-earth metals.  This issue is an uncertainty for the business, but it is considered to be a very low risk and as such highly unlikely to have an unfavorable impact on net sales or income. Moreover, in relation to the use of rare earth metals, there are many projects being undertaken right now (including some involving Liberty) which will see expensive rare earth metals eliminated from use in EV's in the near future

Cost of energy

In a broader macro-economic perspective regarding the cost of energy, there is a general trend in the USA as follows:  when the retail price of gas goes up, people buy smaller-engined cars that offer higher MPG efficiencies and also consider buying EVs more.  Conversely, sales of larger-engined / lower MPG vehicles go up when the retail price of gas goes down.  There could be a trend, therefore, where the known and uncontroversial long-term consistent increase in the retail price of gas contributes to an increase in the interest in EVs.  This trend would have a favorable impact on net sales and income.

Incentives

The strong initiatives being led by governments around the world to incentivize the use of EV's will continue until take up is "significant". At this point, incentives will be reduced and/or removed. This is expected to coincide with the anticipated reduction in costs due to economies of scale and cheaper energy storage / component costs.

Impact of WIP on costs

Where the Company builds electric vehicles for clients, these clients are being progressively billed as the projects proceed and revenues can then be better matched with expenses spent during these periods. Revenues from consultancy services are recognized when all services have been rendered and collectability is reasonably assured. Revenues from aftersales support are billed up front or form part of an annual membership program.

Environmental Impact

There are currently no material plans for capital expenditure for environmental control facilities for the remainder of the current fiscal year and succeeding fiscal periods. Liberty uses third parties for the removal of hazardous wastes where generated and thus environmental control costs are covered under general overhead costs

Premises

LEC2 Limited, a 100% owned subsidiary of Liberty Electric Cars Limited, and the business in which Liberty E-Tech and E-Care reside, has entered into an eight year contract for new premises to re-locate in to from January 2012. The facilities are based at Unit A Quinn Close, Seven Stars Industrial Estate, Coventry, United Kingdom and total approximately 6,200 square feet and will cost $8.8 per square foot. We have secured a first year reduction to $4.4 a square foot.

Number of customers

LEC2 Limited has one customer that currently delivers the majority of its revenues. If this customer were to cease trading with LEC2 limited, for whatever reason, then LEC2 Limited would become loss making. In order to mitigate reliance upon this one customer LEC2 limited is going after further work with a variety of OEM’s in differing geographical locations.

Cash requirements / Sources of income

LEC 2 limited has its own cash and in the event it requires further funds draws upon those of Liberty Electric Cars Limited (its holding company). Liberty Electric Cars Limited has its own cash and in addition has a flexible $320,000 factoring facility which is with Bibby Financial Services. The majority of the factoring facility is unused. In the event additional funds were needed then Liberty has historically either sold further shares or borrowed from its shareholders and directors. Liberty Electric Cars Limited is currently obtaining an overdraft facility of $40,000.

In order to fund the business through to its current state Liberty Electric Cars limited has issued common stock. In 2009 and 2010 it respectively raised $677,623 and $775,276. It has also used deferred salary payments to preserve cash. As at 31st December 2010 this amounted to $695,154

Liberty Electric Cars Limited was a Research and Development Company from formation until it set up LEC2 limited in May 2011. Its only sources of income were the $856,125 Grant it receives as part of project EVADINE and $240,000 Electric Vehicle consultancy work it performed in 2010. Under the Electric Vehicle Accelerated Development in the North East (Evadine) project, Liberty Electric Cars Limited was entitled to receive a contribution of up to 40.57% towards the cost of the development of the two zero emission Electric range Rovers.

In May 2011, the Company signed an agreement with Navistar LLC, a $15 billion turnover US truck manufacturer, to provide development services for an existing model of electric truck sold by them in North America (E Star), and after-sales support for 52 electric trucks operated by their customers in Europe.

In order to satisfy the requirements of this agreement the Company recruited the engineering team of the now defunct Modec business in the UK. The Company created a wholly owned subsidiary called LEC2 Limited into which the previous Modec engineering team was placed. The Navistar agreement is satisfied by part of the LEC2 team (Called Liberty E Tech), and in addition another part of the team (Liberty E Care) provides after-sales support, parts supply, and recovery services to the owners of the 250 Modec trucks throughout Europe. Looking forward, LEC2 will continue to provide development services for Navistar; develop EV drive train and complete vehicle solutions for other OEM's; expand its after-sales solution (E Care) to other non Modec EV owners, and expand its R&D work that provide additional profitable revenue streams.

Other investments / related businesses

On December 30, 2010, Liberty Electric Cars Limited entered into an arrangement to invest in the Avid Group ( a group of companies in the North East of England who were also part of the Evadine trials and were developing their own electric vehicles). The investment was for strategic purposes.  The Company paid them $154,679 and received in exchange 63,729 Class A ordinary Shares equivalent to 3.75% of Avid Group.  These shares have preferred status and rank above all other non-A ordinary class shares.

RISK FACTORS RELATED TO IMPERIAL

Ongoing economic trends in the automobile industry may further limit demand for custom livery, fleet and specialty vehicle products which may adversely affect our distributors and our operations, and continue to make it more difficult or impossible to obtain capital or finance our operations.

The automotive aftermarket is impacted by the same general overall economic factors that are impacting the automobile industry in general.  Economic and other factors include production fluctuations by domestic and foreign automobile manufacturers, credit availability, interest rates, fuel prices and consumer confidence which hurt companies that produces and markets custom livery, fleet and special vehicle products.  Because we sell primarily to fleet operators and custom car users, our operations are dependent on the financial health of the automotive industry and general economy.  Ongoing downturns in the automotive industry as a whole may have a material adverse impact on our operating results.  Further, sustained weakness in general economic conditions and/or financial markets in the U.S. or globally could adversely affect our ability and our distributors' ability to raise capital on favorable terms to maintain operations.  The inability to raise capital on favorable terms, particularly during times of uncertainty in the financial markets similar to that which is currently being experienced in the financial markets, could adversely impact our ability to sustain our businesses and would likely increase our capital costs.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

We must continue to develop new and innovative ways to manufacture our products and expand distribution in order to maintain growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

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Our ability to manage costs;

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The increasing level of competition in the automotive aftermarket industry;

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Our ability to continuously offer new or improved products and services;

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Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

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Our ability to maintain sufficient production capacity for our products and services;

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The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

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Our ability to identify and respond successfully to emerging trends in the automotive, livery and custom car industry;

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The level of consumer acceptance of our products and services, including use of alternative energies;

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Regulatory compliance costs; and

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General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

Our revenue is generated on the basis of purchase orders from distributors and from a few OEM customers rather than long term purchase  commitments that may adversely affect our margins if we lose one or more of these distributors or customers.

We sell our products through distributors and directly to customers, none of which account for more than 10% of our sales.  Further, because our products are manufactured just in time and according to customer specifications, we are required to make separate demand forecast assumptions for every customer, each of which may introduce significant variability into our estimates and planning for production and procurement of raw materials. Because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our margins and ability to maintain profitability.

The high performance Automotive parts market is highly competitive with several large and numerous small competitors that may offer products similar to ours which could adversely affect our operations.

 Our competitors range from small family owned and operated businesses to mid to large sized specialty manufacturers to large, independent domestic and international manufacturers that supply the types of products we manufacture and distribute.  We can make no assurances that we will be able to effectively market our brand to customers or that our products, service standards and product pricing will appeal to customers.  New competitors may have greater financial resources than us, have extensive distribution networks, and have economic advantages such as lower labor and benefit costs, lower taxes, and in some cases, governmental assistance. To remain competitive and to grow into a medium to large manufacturer, we intend to continue to anticipate technological advances by our competitors, look to form joint ventures and continue to maintain cutting edge equipment and processes that may lead us to develop new manufacturing techniques to make our products more efficiently and at competitive global prices. Our business may be adversely affected if we do not sustain our ability to meet customer and distributor requirements relative to technology, design, quality, delivery and cost or if we fail to acquire market share from our competitors.  Further, to promote our brands, we may be required to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

FACTORS AFFECTING GROWTH FOR IMPERIAL

The overall industry

The limo industry in the United States has been, and will continue to be a consistent industry. Many municipalities require that limo`s be no older than 3 years therefore requiring the operator to change his vehicle. We do not have any special patents or trademarks, franchises or concessions. However we have located in the heart of the limo manufacturing industry - Springfield MO is where the entire Limo industry was started and where the finest craftsman are located. Presently the company employees 3 people, all others are on an “as needed basis” depending on demand.

Cash requirements

Our capital requirements will be based on the number of vehicles we have orders for. When we sell a car, we will get a deposit of approximately 20% and finance the balance with a local bank. We estimate that it will take 17 days to build a vehicle and the average selling price will be $70,000.

Premises

Our principal production facilities are located at 1903 North Barnes Avenue, Springfield, Missouri 65803 USA. This facility is approximately 60,000 square feet.  Imperial leases a portion of this facility pursuant to a five year lease at $1.90 per square foot.

Capital requirements

The Group currently has no material commitments for capital expenditure as of the end of the latest fiscal period.

MANAGEMENT TEAM OF ACQUISITION CANDIDATES

Current Management

Joshua G. Sisk, President, CEO, Secretary, Treasurer, CFO

Mr. Sisk is a para-educator for the Portland Oregon School District for the last 5 years. His responsibility is to work with special needs children. Children with emotional issues and those students in a fragile state due to trauma or abuse in their lives are the primary focus of his work. The students need a high level of attention in order to give them the support they require to overcome behavioral problems. This work is directly related to his chosen University major, psychology. In addition to attending college and working full time for the school district, Mr. Sisk works part time as a care giver in a group home setting for mentally deficient adults not able to care for them. Mr. Sisk is an accomplished artist, musician and composer. Mr. Sisk recently completed his training and is now certified as an Emergency Medical Technician and as a fireman. Mr. Sisk has no experience in identifying acquisition candidates for blank check companies. Mr. Sisk was employed by Jupiter Containers, Inc. during 2007 as its sole officer and director. Jupiter Containers, Inc. filed an SB-2 with the Securities and Exchange Commission which never went effective. Jupiter Containers, Inc.’s business plan was to design containers for Semi Trucks.

Barry Shrier Chairman – Main Board—Liberty Electric

•

Entrepreneur with vast experience in the technology arena.

2007 to present:  Founder and Chairman of The Liberty Electric Cars group of companies.  Heading up the UK equity fundraising program, government sponsorship, and managing investor and shareholder relations.  Overseeing the Board of Directors and managing Liberty’s relationship with the British Government, in particular the Technology Strategy Board. Head of international business development with a focus on Middle East investors and strategic partners and China, India and South America (both government and private sectors).

2007 to present: founder of The Zero-Emission Vehicle Foundation.  The Foundation seeks sponsorship funds and in-kind support from large organizations, and creates a forum for companies involved in the zero emission space to exchange ideas and form partnerships, and compete more effectively for funding. The Foundation thus accelerates the growth and success of the electric car sector; stimulating  a major reduction in greenhouse gases, and the transition to a sustainable economy.

Previously, Barry Shrier founded and managed two businesses, and a Deutsche Bank subsidiary, and brings substantial experience including full profit responsibility, cost control & credit management, budgeting and forecasting, personnel management and motivation, managing investor relations, negotiation, etc.

Barry was hired by Deutsche Bank to launch Paybox, the world’s first international mobile payment system. He was Managing Director for the UK and European spokesman for Paybox and a leading speaker on Mobile commerce.

Prior to Deutsche Bank, Barry worked for several strategic marketing consultancies where he developed his expertise in the application of cognitive psychology to understand consumer behavior. He managed various international projects for Unilever, Guinness, Procter & Gamble, Mars and Nestle.

Barry speaks regularly at international events in Europe and North America on the subjects of the future of the auto industry, commercializing technology innovations, and consumer behavior. He is recognized as a charismatic and admired public speaker known for delivering informative, entertaining, and provocative speeches, lecturing to MBA level and often being voted ‘Best Speaker’.

Barry was also the author of the published market research report ‘Wireless in London - Observations in 2002 on the status of high-speed Public Access WLAN’s’.

Barry is also a Non-Executive Director of the Washington DC based Leo Terra LLC; launching the world’s first global mobile broadband satellite network.  As an active member of the Institute of Directors (I.O.D), Barry is a passionate promoter of entrepreneurial innovation.

Barry has an MSc in Philosophy from the London School of Economics, and a BA in Politics from Middlebury College, Vermont, USA.

Ian G Hobday CEO – Main Board—Liberty Electric

•

Experienced and successful global business leader with significant restructuring and turnaround experience in many countries.

BA (Hons.) International Marketing

Masters Business Administration

Languages spoken: English, French, Italian and German

Ian worked for BASF in a variety of senior management roles over a 16 year period in the UK, Australia and France. He ended as VP for their refinish distribution division (t/o 150m€) in 2002. During his time at BASF, he turned around two divisions, led the acquisition and reorganisation of an Australian business, and finished his time as the only VP in BASF Coatings to achieve 3 years of record sales and profits.  He then spent 5 years with Arch Chemicals as global MD for their Coatings division (t/o 160m$) based in Italy with a brief to reorganise the entire business. He centralised production, closing redundant laboratories and manufacturing plants, grew exports by over 80%, negotiated several JV’s and created one global brand and business from a multi brand, fragmented structure. Subsequently he went on to establish his own investment and consultancy business, specialising in Start-up’s, growth strategies and turnarounds. He invested and took an active management role in Liberty Electric Cars where he went from being a part time NED to full time MD / CEO. He has been responsible for developing the prototype programme, securing the associated IP, establishing relationships with key suppliers and obtaining funding from private investment. More recently he secured the services of the ex-Modec engineering team, which allowed Liberty to win a contract with a 15bn$ US truck manufacturer for development and maintenance of Electric trucks. Ian is currently working closely with the Board of Liberty on several acquisition projects. Ian currently lives in France and the UK.

Gary Spaniak Jnr COO and Divisional MD Imperial Coachworks Secretary (LAS), President (IAG) – Main Board—Imperial Automotive Group, Inc.

•

In depth automotive experience across manufacturing, distribution and aftermarket.

Gary Spaniak, Jr. has served as President and CEO of Electric Car Company, Inc. a Delaware Corporation and sole director since November 2008. Electric Car Company manufactures Executive Limousine vehicles and Full length Stretch Conversions and specialty renovation design and cars.

From January 2001 through January 2008 Mr. Spaniak served as president and a director of Interactive Brand Development, Inc. a Delaware Corporation holding company that was involved in Merchant Credit Card processing

Darren West CFO Main board—Liberty Electric

•

International accounting experience across a variety of industries from start-up through listings to exit Strategies.

BA (Hons.) Economics and Accountancy

Chartered Accountant

Darren qualified in the City of London and uncovered two major frauds during his training period. He then moved through the ranks undertaking ever more senior Internal Audit roles with major companies such as Allied Domecq, Budget Rent-a-Car and WBB plc. He joined Kerry plc as their Head of Audit but was quickly moved in to a major trouble-shooting role to maximise his skill set. During this time he uncovered a number of frauds, worked on major international merger and acquisitions and implemented a number of Global IT systems.

He was then headhunted by Nortel Networks to act as their Site financial controller for their largest optical component factory. At its peak the factory had in excess of 6,000 heads and was generating profits in excess of £1bn per quarter and was preparing for an IPO. The Telecoms industry then suffered a major downturn during which Darren carefully guided the site through downsizing, sale and leaseback of assets, sale to Bookham Inc (Nasdaq listed) and then the eventual re-location to China. Whilst at Bookham Inc he was part of a small team that managed the successful re-location of manufacturing to its sister site in Shenzhen and outsourced some activities to Thailand. He was also in charge of rolling out Sarbanes Oxley across the whole Group.

He then joined a start up Telecoms company and prepared the company for a listing on the UK Stock market.

He is currently CFO of Liberty Electric Cars Limited. He provides full fiscal guidance to the Board. He identifies, analyses and completes due diligence on investments and acquisitions. Is the company representative on government TSB funded “Evadine” project.

Jevon T Thorpe CTO Main Board—Liberty Electric

•

Outstanding background in automotive including designing, developing and manufacturing the London taxi and the world’s first ground up electric truck.

Hon Master Of Technology

BA (Hons.)  Industrial Design/ Transportation

IMDS Business Administration

Jevon has over 30 years experience within the automotive industry where he has led both full vehicle programmes and manufacturing and retail businesses.

During this time he has been responsible for the conception and introduction of a number of innovative vehicles which include the London Black Cab ( TX1), Modec Truck and Mercedes Vito Taxi, with a revolutionary Rear Wheel Steer system which obtained full approval from Mercedes Benz.  Whilst Managing Director at London Taxis’, Jevon, moved the business from a loss making organisation to one which  produced over 100 vehicles per week following the launch of the TX1, with record profits and a share price which rose five fold. He was then promoted onto the Group Operational Board of MBH, where he was responsible for product and business development across a number of business sectors. During this time he was instrumental in securing a number of new vehicle programmes and funding from both America and the Far East. These programmes included the development of new power train technologies including Hybrids and EV’s and in 2004 Jevon left MBH to become CEO of Modec. During this time he led the team to produce the world’s first European and American compliant ground up EV Truck and secured global supply contracts with both FedEx and UPS.

Jevon has also been instrumental in the creation of a number of smaller successful businesses including Penso, a hi-tech design and development business and Cygnus Automotive who produce electronic equipment for the automotive industry.

Jevon currently lives in Coventry and is married with six children.

Gary Spaniak Snr Main Board Director—Imperial Automotive Group, Inc.

•

Gary has driven many business to success across a variety of industries and provides the Board with a depth of experience in many sectors.

Gary Spaniak, Sr. has been involved with many companies covering all aspects of corporate mergers and acquisitions plus corporate management consulting. He has also developed the franchise programs for many of these companies including capital fund raising; from startup companies to fully operating corporations both private and public. He has served as a Board member, Officer and Director or Consultant for many of these companies.

7/04 - 12/10 – Xenacare Holdings, Inc., Delray Beach, FL – Business Consultant that guided and directed the company thru mergers and acquisitions and then took  the company public.

1/01 – 07/08 – IBIDUSA.com – Consultant for an internet online auction company that acquired other companies and assets which enabled it to survive the tech bubble. Engineered and guided the company which allowed it to be accepted on the American Stock Exchange

Prior to 2000 – Consulted with many developing companies such as: Oxford Educational Services, Inc., (took them public) Tutor Time Day Centers, Inc.

Founder -One Potato Two – a fast food restaurant concept that opened over 180 units and went public on the American Stock Exchange.

Founded -Shopping Center Development Companies of America – developed over 25 shopping centers throughout the United States.

Prior to 1980 Founded Empire Homes – A residential home builder in Southwest Florida that built over 800 homes.

Prior to 1970 Asst. VP Development & Expansion for First Investors Corp – 110 Wall Street – opened new offices throughout the United States

U.S. Army 1959-1965

Charles Gary Spaniak, III—Main Board Director—Imperial Automotive Group, Inc.

Experience

Coral Springs Automall, 2006-2008

Was able to help take the dealership to the next level with online marketing.

Sales and Finance

Electric Car Company

R&D with the first ever all electric Limousine

Imperial Coach Builders 2008-present

Retail Sale manager

Able to manage our online marking

Deal with customers on a global basis

Bring new and exciting designs to the limousine industry

Have a strong customer following

Summary of Achievements

▪

Salesman of the month for 10 months in 12 at Coral Springs Automall.

▪

 Youngest salesman to be awarded salesmen of the year at Coral Springs Automall.

▪

Strong background in sales, marketing, merchandising.

Have a strong online and in person presence in the Limousine community

EXECUTIVE COMPENSATION OF ACQUISITION CANDIDATES

Executive Compensation of Current Officer and Director

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Joshua G. Sisk	2011	-	-	-	-	-	-	-
Officer and Director	2010	-	-	-	-	-	-	-

Below is the executive compensation for Liberty for the year ended December 31, 2010.

Liberty Electric--Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Barry Shrier	2011	0	0	0	0	0	0	0
Director	2010	232,565 (1)	0	0	0	0	0	0

Ian Hobday	2011	0	0	0	0	0	0	0
CEO Director	2010	172,758(1)	0	0	0	0	0	0

Darren West	2011	0	0	0	0	0	0	0
CFO Director	2010	61,872 (1)	0	0	0	0	0	0

Jevon T.Thorpe	2011	0	0	0	0	0	0	0
CTO Director	2010	0	0	0	0	0	0	0

(1) Deferred.

Below is the executive compensation for Imperial Automotive Group, Inc. for the year ended December 31, 2011.

Imperial Automotive Group, Inc.--Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Gary Spaniak, Jr	2011	0	0	0	0	0	0	0
COO Director	2010	0	0	0	0	0	0	0

Gary Spaniak, Sr	2011	0	0	0	0	0	0	0
Director	2010	0	0	0	0	0	0	0

Charles Gary Spaniak, III Director	2011	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0

FINANCIAL INFORMATION FOR THE ACQUISITION CANDIDATES

On September 6, 2011, OICCO ACQUISITION I, INC. (“OICco”) entered into an exchange agreement with Liberty Electric, a United Kingdom corporation (“Liberty”) to exchange 45,000,000 shares of OICco in exchange for shares of Liberty representing 100% of the issued and outstanding shares of Liberty and filed a Current Report on Form 8-K to report the acquisition. This Amendment includes (i) as Exhibit 99.1 the audited consolidated financial statements of Liberty as of December 31, 2010 and 2009, and for each of the years in the two year period ended December 31, 2010, and the related notes thereto and (ii) other information that would be disclosed by Liberty as if it were filing an Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) with respect to its fiscal year ended December 31, 2010.

Unaudited Pro forma Combined Financial Information

OIC
As of September 30, 2011
	Reverse merger on September 6, 2011
	OIC	Liberty Car
	(acquirer – legal purpose)	(acquiree – Legal purpose)		Adjustments & eliminations	OIC Post-merger

ASSETS

Current assets
Cash and cash equivalents		$90,867			$90,867
Accounts receivable		499,268			499,268
Grant receivable		-			-
Other receivable		196,853			196,853
Inventory		107,099			107,099
Total current assets		894,087			894,087

Investment		154,679			154,679
Fixed assets, net		484,150			484,150
Total assets		$1,532,916			$1,532,916

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$9,205	$285,351			$294,556
Advances from Shareholders	418	73,324			73,742
Taxes payable	-	33,793			33,793
Lease payable (current)	-	4,021			4,021
Salary payable	-	856,355			856,355
Vehicle deposit	-	69,606			69,606
Accrued expenses and other liabilities	-	170,159			170,159
Total current liabilities	9,623	1,492,609			1,502,232

Lease payable (non-current)		-			-
Total liabilities	9,623	1,492,609			1,502,232

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized, 4,000,000 shares issued and outstanding on December 31, 2010	400	-	(3)	(400)	-
Common stock, $.000015 par value; 25,000,000 shares authorized, 29,726,669+B55 and 18,048,805 shares issued and outstanding on September 30, 2011 and December 31, 2010	-	452			452
Issue 45,0000,000 shares in exchange for all outstanding shares of Liberty			(1)	4,500	4,500
Additional paid in capital	5,508	1,925,298	(4)	(14,566)	1,916,240
Accumulated deficit	(15,531)	(2,026,679)	(2)	10,466	(2,031,744)
Accumulated other comprehensive income (loss)		141,236			141,236
Total stockholders' deficit	(9,623)	40,307		-	30,684

Total liabilities and stockholders' deficit	$-	$1,532,916			$1,532,916

Adjustment

1) On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Liberty Electric, a United Kingdom corporation  (Liberty) to exchange 45,000,000 shares of OICco in exchange for shares of  Liberty representing 100% of the issued and outstanding shares of Liberty.

2) Eliminate OIC’s retained earnings

3) Eliminate OIC's common stock (owned by OIC's shareholders).

4) Adjust OIC difference to APIC.  Entity A (OIC) had been a shell entity with only monetary assets, the transaction would be accounted for as the issuance of stock by Liberty Car, in exchange for the monetary assets of OIC.  On the other hand, OIC had been an entity holding assets that did not represent a business in accordance with ASC 805-10-55-4.B, the transaction would be accounted for as the purchase of the assets of OIC by Liberty Car.  The acquisition method does not apply and the accounting is identical to that for reverse acquisitions, except that no goodwill should be recorded.

OIC
As of September 30, 2011
	OIC (acquirer – legal purpose)	Imperial Auto Group (acquiree – legal purpose)		Adjustments & eliminations	Consolidated OIC As of September 30, 2011

ASSETS

Current assets
Cash and cash equivalents	$90,867	$100			$90,967
Accounts receivable	499,268	-			499,268
Grant receivable	-	-			-
Other receivable	196,853	-			196,853
Inventory	107,099	-			107,099
Total current assets	894,087	100			894,187

Investment	154,679	-			154,679
Fixed assets, net	484,150	110,400			594,550
Total assets	$1,532,916	$110,500			$1,643,416

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$294,556	$-			$294,556
Advances from Shareholders	73,742	-			73,742
Loan payable - related party	33,793	70			33,863
Lease payable (current)	4,021	-			4,021
Salary payable	856,355	-			856,355
Vehicle deposit	69,606	-			69,606
Accrued expenses and other liabilities	170,159	-			170,159
Total current liabilities	1,502,232	70			1,502,302

Lease payable (non-current)	-	-			-
Total liabilities	1,502,232	70			1,502,302

Stockholders' deficit
Common stock, $0.0001 par value; 10,000,000 shares authorized, 1,000,000 shares issued and outstanding on October 15, 2011	-	100			100
Common stock, $.000015 par value; 25,000,000 shares authorized, 29,726,669 and 18,048,805 shares issued and outstanding on September 30, 2011 and December 31, 2010	452	-			452
Issue 40,0000,000 shares in exchange for all outstanding shares of Imperial			(1)	4,000	4,000
Issue 45,0000,000 shares in exchange for all outstanding shares of Liberty	4,500				4,500
Additional paid in capital	1,916,240	110,400	(1)	(4,000)	2,022,640
Accumulated deficit	(2,031,744)	(70)			(2,031,814)
Accumulated other comprehensive income (loss)	141,236				141,236
Total stockholders' deficit	30,684	110,430		-	141,114

Total liabilities and stockholders' deficit	$1,532,916	$110,500			$1,643,416

Adjustment

1) On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group to exchange 40,000,000 shares of OICco in exchange for shares of  Imperial representing 100% of the issued and outstanding shares of Imperial.  the acquisition of Imperial as a business acquisition in accordance with FASB ASC 805.

Note:

Imperial Automotive Group established on October 12, 2011; however, the pro forma of the reverse acquisition should be as of the end of the most recent interim period, September 30, 2010.  As a result, there is no beginning balance for Imperial Automotive Group on September 30, 2011.

OICCO ACQUISITION I, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

LIBERTY ELECTRIC CAR LIMITED

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Liberty Electric Cars Limited

We have audited the accompanying balance sheets of Liberty Electric Cars Limited (hereinafter the “Company”), as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended are in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 and 2009, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company

September 30, 2011

Alameda, California

Liberty Electric Cars Limited
Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$90,867	$91,145
Accounts receivable	499,268	50,864
Grant receivable	-	279,808
Other receivable	196,853	8,475
Inventory	107,099	-
Total current assets	894,087	430,292

Investment	154,679	154,679
Fixed assets, net	484,150	-
Total assets	$1,532,916	$584,971

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$285,351	$-
PAYE payable	73,324	-
Taxes payable	33,793	-
Lease payable (current)	4,021	4,810
Salary payable	856,355	695,154
Vehicle deposit	69,606	69,606
Accrued expenses and other liabilities	170,159	-
Total current liabilities	1,492,609	769,570

Lease payable (non-current)	-	2,767
Total liabilities	1,492,609	772,337

Stockholders' deficit
Common stock, $.000015 par value; 25,000,000 shares authorized, 29,726,669 and 18,048,805 shares issued and outstanding on September 30, 2011 and December 31, 2010	452	270
Additional paid in capital	1,925,298	1,847,718
Accumulated deficit	(2,026,679)	(2,184,076)
Accumulated other comprehensive income (loss)	141,236	148,722
Total stockholders' deficit	40,307	(187,366)

Total liabilities and stockholders' deficit	$1,532,916	$584,971

See accompanying notes to financial statements

Liberty Electric Cars Limited
Unaudited Statement of Operations

	Three months ended September 30,	Three months ended September 30,	Nine months ended September 30,	Nine months ended September 30,
	2011	2010	2011	2010
Revenue
Grant income	$-	$94,801	$-	$335,803
Service income	692,334	-	677,985	-
Total revenue	692,334	94,801	677,985	335,803

Gross profit	692,334	94,801	677,985	335,803

Operating expenses
Research and development	546,755	121,021	585,253	795,448
Sales and marketing	-	-	13,940	-
General and administrative	536,517	51,143	562,498	112,304
Total operating expenses	1,083,272	172,164	1,161,691	907,752

Loss from operations	(390,938)	(77,363)	(483,706)	(571,949)

Other income (expenses)
Contribution	-	-	641,103	-
Interest expense	-	-	-	-
Total other income (expenses)	-	-	641,103	-

Net loss applicable to common shareholders	(390,938)	(77,363)	157,397	(571,949)

Other comprehensive income (loss)
Foreign currency translation	-	-	(7,486)	-
Total comprehensive income (loss)	-	-	(7,486)	-

Net loss	$(390,938)	$(77,363)	$149,911	$(571,949)

Basic and diluted loss per common share	$(0.02)	$(0.00)	$0.01	$(0.03)

Weighted average shares outstanding	25,807,842	17,778,390	20,690,729	17,572,745

See accompanying notes to financial statements

Liberty Electric Cars Limited
Statement of Changes in Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance, December 31, 2008	11,829,100	$171	$394,918	$(784,233)	$172,326	$(216,818)

Issuance of shares - private placement	4,944,196	79	677,544	-	-	677,623
Other comprehensive loss	-	-	-	-	(29,321)	(29,321)
Net loss for the year ended December 31, 2009	-	-	-	(647,090)	-	(647,090)
Balance, December 31, 2009	16,773,296	250	1,072,462	(1,431,323)	143,005	(215,606)

Issuance of shares - private placement	1,275,509	20	775,256	-	-	775,276
Other comprehensive loss	-	-	-	-	5,717	5,717
Net loss for the year ended December 31, 2010	-	-	-	(752,753)	-	(752,753)
Balance, December 31, 2010	18,048,805	270	1,847,718	(2,184,076)	148,722	(187,366)

Issuance of shares - private placement	11,677,864	182	77,580	-	-	77,762
Other comprehensive loss	-	-	-	-	(7,486)	(7,486)
Net income (loss) for the year ended December 31, 2011	-	-	-	157,397	-	157,397
Balance, December 31, 2011	29,726,669	452	1,925,298	(2,026,679)	141,236	40,307

See accompanying notes to financial statements

Liberty Electric Cars Limited
Unaudited Statements of Cash Flows

	Nine months ended September 30,	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss) from operations	$157,397	$(429,541)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	20,472	-
Changes in operating assets and liabilities:
Accounts receivable	(448,404)	(111,490)
Grant receivable	279,808	165,952
Other receivable	(188,378)	25,867
Inventory	(107,099)	-
Accounts payable	285,351	526
PAYE payable	73,324	-
Taxes payable	33,793	-
Salary payable	161,201	115,728
Lease payable	(3,556)	(3,053)
Vehicle deposit	-	-
Accrued expenses and other liabilities	170,159	-
Net cash provided by (used in) operating activities	434,068	(236,011)

Cash flows from investing activities:
Investment	-	-
Fixed asset	(504,622)	-
Net cash provided by (used in) investing activities	(504,622)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	77,762	212,917
Net cash provided by (used in) financing activities	77,762	212,917

Effect of exchange rate changes on cash and cash equivalents	(7,486)	(57,027)

Net change in cash and cash equivalents	(278)	(80,121)

Cash and cash equivalents at the beginning of the period	91,145	206,066

Cash and cash equivalents at the end of the period	$90,867	$125,945

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock for services rendered	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for taxes	$-	$-
Cash paid for interest	$310	$515

See accompanying notes to financial statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

Liberty Electric Cars Limited (hereinafter the “Company”) was incorporated on November 10, 2006 in England and Wales with the registered number 05994519 under the name of The Good Club Limited. On February 12, 2008 the company changed its name to Liberty Europe Electric Cars Limited before settling on its current name on May 18, 2009.

The Evadine project brings together a consortium of vehicle manufacturers, data collection experts and project managers. The project is running in conjunction with regional and national developments across the electric vehicle industry such as the development of recharging infrastructure, and is working closely with associated industry bodies such as breakdown service and insurance providers, supply chain industries and educational institutions to ensure the North East of England is leading the way in electric vehicle provision. The project consortium consists of Nissan, Smith Electric Vehicles in partnership with LTI, AVID Vehicles, Liberty Electric Cars, Newcastle University and One North East. Newcastle University’s Transport Operations Research Group will monitor and model the performance and use of the vehicles. The Project is being supported by the UK Governments Technology Strategy Board.

The company used the project to develop new Drive Trains and unique Battery Management Systems to convert the extremely complex 4 x 4 Range Rover vehicle in to a zero emission vehicle.

In November 2010 Liberty entered and successfully completed the Royal Automobile Club's first annual "Future Car Challenge" where they drove both of their electric Range Rovers from Bristol to London, ending with an exciting public display on Regent Street in London. In addition, they also displayed the vehicle at the House of Lords and held meetings with and provided test drives to several Lords.

On December 30, 2010 the Company acquired 63,729 Class A ordinary shares equivalent to 3.75% ownership in Avid Group (an electric automotive group based in the North East of England) at a cost of £100,000 equivalent to USD$154,579.

Liberty Electric Cars Limited currently designs, develops, manufacturers and markets electric vehicle drive trains for use in its own converted vehicles and for sale to OEM’s for incorporation into their production. Their focus is on larger platforms from 4x4 through to commercial vehicles, where they operate in a niche market with few competitors. Liberty Electric Cars Limited also supplies after sales support, training, and upgrades for electric vehicle users throughout Europe.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable is carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

The Company has accounts receivable in the amount of $50,864 and $1,448 as of December 31, 2010 and 2009, respectively.

Grant Receivable

As part of the Electric Vehicle Accelerated Development in the North East (Evadine) project Liberty Electric Cars Limited was entitled to receive a contribution of up to 42% towards the cost of the development of the two zero emission Electric range Rovers. These funds were claimed quarterly and as of December 31, 2010 claim 6 covering the period Sept 1, 2010 to November 30, 2010 for the sum of $279,808 was outstanding. There was $165,952 outstanding as of December 31, 2009.

Investment

On December 30, 2010 Liberty Electric Cars Limited entered into an arrangement to invest in the Avid Group (a group of companies in the North East of England who were also part of the Evadine trials and were developing their own Electric vehicles). The investment was for strategic purposes. The Company paid them $154,679 and received in exchange 63,729 Class A ordinary Shares equivalent to 3.75% of Avid Group. These shares have preferred status and rank above all other non-A ordinary class shares. Management determined that as of December 31, 2010, the fair market value of its holding interest in Avid Group shall at least bear the same value as when it was first acquired.

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

Accounts Payable

The Company has accounts payable in the amount of $51,492 as of December 31, 2009. The Company does not have account payable on December 31, 2010.

Revenue Recognition

The Company provides internet marketing assistance, using search engine optimization, blogging, and viral marketing, combined with conventional web design.   Revenues from services are recognized when all services have been rendered and collectability is reasonably assured.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred. There were $48,631 and $6,340 in advertising expenses for the years ended December 31, 2010 and 2009, respectively.

Research and Development

All research and development costs are expensed as incurred. There were $1,394,107 and $681,830 in research and development expenses for the years ended December 31, 2010 and 2009, respectively.

Income Tax

The Company does not subject to income taxes in the U.S. because it was not incorporated in the U.S. and it does not conduct business in the U.S. However, should the Company later conduct its business here in the U.S., significant judgment shall be required in evaluating the Company’s uncertain tax positions and determining its provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” the Company shall provide for the recognition of deferred tax assets if realization of such assets is more likely than not. As of December 31, 2010 and 2009, such recognition was not necessary.

Operating leases

Since the use of the leased vehicle was strictly for research and development purpose, operating lease rentals are charged to the research and development account on a straight line basis over the term of the lease.

Foreign currency translations

Transactions involving foreign currencies are recorded at the sterling rate of exchange on the date of each transaction. Resulting foreign exchange gains and losses are recognized in the profit and loss account as they arise (for settled and unsettled transactions). The Company uses the British Pound (GBP) as its functional currency.

Fair Value Measurements

Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at December 31, 2010 and 2009.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2010 and 2009, the Company has assets in cash, accounts and grant receivables, and investment. Management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the years ended December 31, 2010 and 2009.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during 2010 and 2009. However, the company received approximately 73% of its revenue through government funding in 2010 and 100% in 2009. The company would bear a concentration risk should the government cuts the funding or no longer endorse the Company’s research project.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of December 31, 2010 and 2009, no such compensations were being recorded.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to continue converting and selling electrical vehicles. Currently the Company has yet to establish a stable sales channel. Management is not currently limiting the Company’s development in Europe only. It is looking to expand its contract with customers from as far as China. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through government grants, consultancy income, related party loans, and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through government grants, consultancy income, debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

Furthermore, the company spent a number of years reviewing opportunities in the electric vehicle sector before joining the Electric Vehicle Accelerated Development in the North East (Evadine) project on June 1, 2009. The United Kingdom Department for Transport expect that sales of electric vehicles (EVs) and plug in hybrid vehicles (PHEVs) in the UK could reach 1,500,000 by 2030, and the Evadine project is one of several to act as a trailblazer prior to wider scale adoption of electric vehicles across the UK.

NOTE 4 – VEHICLE DEPOSIT

On October 20, 2010, the Company received its first order for a zero emission fully electric Range Rover. The customer paid a deposit of $69,606 with the order.

NOTE 5 – SALARY PAYABLE

	2010	2009
Barry Shrier as the Company's Chairman has provided services on a deferred basis at no interest. The amounts outstanding at year-end are:	$232,565	$209,675

Ian Hobday as the Company's Managing Director has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	172,758	153,691

Darren West as the Company's Finance Director was appointed a director on October 12, 2010 and has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	61,872	-

Paul Lilley joined the Company as Finance Director on June 2, 2009 and resigned on November 19, 2009. He provided his services on a deferred basis at no interest. The amounts outstanding at year end are:	58,779	53,351

Roger Knight joined the Company as Sales Director on May 14, 2009 and resigned on December 23, 2010. He provided his services on a deferred basis at no interest. The amounts outstanding at year end are:	59,551	61,314

Petra Beitl as the Company's head of Marketing has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	94,079	-

Nick Jones as a technical consultant for the Company has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	15,550	16,010

Stewart Mckee as a marketing consultant for the Company provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	-	54,485

Nash Automotive Solutions Limited was a technical consultant for the Company who provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	-	25,613

Total	$695,154	$574,139

NOTE 6 – LEASE PAYABLE

The Company has acquired a vehicle through capital lease on January 3, 2009. The Company was to repay the $14,473 lease amount with an interest rate of 10.74% per annum with a total of 33 payments. A final balloon payment will be due on February 28, 2012.

Minimum Future Payments:

2011	$4,810
2012	2,767
Total	$7,577

NOTE 7 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net loss per share of common stock for the years ended December 31, 2010 and 2009 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 17,657,383 and 12,477,786 as of December 31, 2010 and 2009. Net loss applicable to common shareholders is $752,753 for 2010 and $647,090 for 2009. The resulting EPS is negative $.04 for 2010 and negative $.05 for 2009.

NOTE 8 – CAPITAL STOCK

The Company has authorized 25,000,000 shares of par value $.000015 common stock, of which 18,048,805 and 16,773,296 shares are outstanding as of December 31, 2010 and 2009, respectively. Shareholders are entitled to one vote per common share. These common shares do not have conversion rights. There was no dividend paid as of December 31, 2010 and 2009.

On various dates in 2009, the Company has issued through private placement a total of 4,944,196 shares of common stock at the par value of $.000015 in exchange for $677,623 (after currency translation) resulting $79 in common stock and $677,544 as additional paid-in capital.

On various dates in 2010, the Company has issued through private placement a total of 1,275,509 shares of common stock at the par value of $.000015 in exchange for $775,276 (after currency translation) resulting $20 in common stock and $775,256 as additional paid-in capital.

NOTE 9 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business.

NOTE 10 – SUBSEQUENT EVENTS

In May 2011, the Company signed an agreement with Navistar LLC, a $15 billion turnover US truck manufacturer, to provide development services for an existing model of electric truck sold by them in North America (E Star), and after-sales support for 52 electric trucks operated by their customers in Europe.

In order to satisfy the requirements of this agreement the Company recruited the engineering team of the now defunct Modec business in the UK. The Company created a wholly owned subsidiary called LEC2 Limited into which the previous Modec engineering team was placed.

The Navistar agreement is satisfied by part of the LEC2 team (Called Liberty E Tech), and in addition another part of the team (Liberty E Care) provides after-sales support, parts supply, and recovery services to the owners of the 250 Modec trucks throughout Europe.

Looking forward, LEC2 will continue to provide development services for Navistar; develop EV drive train and complete vehicle solutions for other OEM's; expand its after-sales solution (E Care) to other non Modec EV owners, and expand its R&D work that provide additional profitable revenue streams

The Company evaluated all events or transactions that occurred after December 31, 2010 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the years ended December 31, 2010 and 2009.

OICCO ACQUISITION I, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 15, 2011

IMPERIAL AUTOMOTIVE GROUP INC.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Imperial Automotive Group Inc

(A Development Stage Company)

We have audited the accompanying balance sheet of Imperial Automotive Group Inc (the Company) as of October 15, 2011, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the date of inception on October 12, 2011 to October 15, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 15, 2011, and the results of its operations and cash flows for the period from the date of inception on October 12, 2011 to October 15, 2011 were ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of October 15, 2011, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

November 2, 2011

Alameda, California

Imperial Automotive Group Inc
(A Development Stage Company)
Balance Sheets

October 15,
2011
ASSETS

Current assets
Cash and cash equivalent	$100
Total current assets	100

Equipments, net	110,400

Total assets	$110,500

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Loan payable - related party	$70
Total liabilities (all current)	70

Stockholders' (Deficit) Equity
Convertible preferred stock: $0.0001 par value, 10,000,000 shares authorized, 110 shares issued and outstanding as of October 15, 2011	-
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 1,000,000 shares issued and outstanding as of October 15, 2011	100
Additional paid in capital	110,400
Accumulated deficit	(70)
Total stockholders' (deficit) equity	110,430

Total liabilities and stockholders' (deficit) equity	$110,500

See accompanying notes to financial statements

Imperial Automotive Group Inc
(A Development Stage Company)
Statement of Operations

For the Period from Inception on October 12, 2011 to October 15, 2011

Revenue	$-

Operating Expenses
General and administrative	70
Total Operating Expenses	70

Net loss	$(70)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	750,000

See accompanying notes to financial statements

Imperial Automotive Group Inc
(A Development Stage Company)
Statement of Changes in Stockholders' (Deficit) Equity

	Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares		Shares
Balance, October 12, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued for cash	-	-	1,000,000	100	-	-	100
Preferred stock issued for equipments	110	-	-	-	110,400	-	110,400
Net loss for the period	-	-	-	-	-	(70)	(70)
Balance, October 15, 2011	110	$-	1,000,000	$100	$110,400	$(70)	$110,430

See accompanying notes to financial statements

Imperial Automotive Group Inc
(A Development Stage Company)
Statements of Cash Flows

For the Period from Inception on October 12, 2011 to October 15, 2011

Cash flows from operating activities
Net loss	$(70)
Changes in operating assets and liabilities:
Loan payable - related party	70
Net cash provided by operating activities	-

Net cash provided by investing activities	-

Cash flows from financing activities
Issuance of common stock for cash	100
Net cash provided by financing activities	100

Net change in cash and cash equivalent	100

Cash and cash equivalent at the beginning of the period	-

Cash and cash equivalent at the end of the period	$100

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of Preferred Stock A for equipments	$110,400

See accompanying notes to financial statements

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

Imperial Automotive Group Inc (hereinafter the “Company”) is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’ The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines, buses, light trucks and other specialty vehicles.

The Company’s goal is to also be involved in vehicle and power train customizing utilizing electric power for a wide variety of specialty vehicles and also develop other alternative fuels systems such as liquid propane.

The Company’s management has extensive experience building custom automobiles, which meets customers’ expectations. The data from this history has given them an in-depth and transferable knowledge of the aftermarket up-fitter business for specialty vehicles. The Company has not realized significant revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, "Development Stage Entities", formerly known as SFAS 7, "Accounting and Reporting by Development State Enterprises."

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, will be carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

Loan Payable

The Company has a loan payable in the amount of $70 as of October 15, 2011.

Revenue Recognition

The Company will build electric vehicles for clients. These clients will be progressively billed as the projects proceed and revenues can then be better matched with expenses spent during these periods.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred, if any.

Research and Development

All research and development costs are expensed as incurred, if any.

Income Tax

The Company accounts for income taxes under Accounting Standards Codified No. 740 (“ASC 740”). Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

Effective beginning 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to equipments acquired through the issuance of preferred stock.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements as its equipments were all valued at fair market values.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company has financial assets in equipments carried and measured on a nonrecurring basis during the reporting period. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at October 15, 2011.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial assets, pricing inputs are less observable in the market and may require management judgment. As of October 15, 2011, the Company has assets in cash and equipments. Management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended October 15, 2011.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of October 15, 2011, no such compensations were being recorded.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

Management expects to continue converting and selling electrical vehicles. Currently the Company has yet to establish a stable sales channel. Management is not currently limiting the Company’s development in the U.S. only. It is looking to expand its contract with customers from as far as Europe and China. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE 4 – EQUIPMENT

Changes in equipments:
	Balance			Balance
	October 12, 2011	Additions	Removals	October 15, 2011
Automotive equipments	$-	$110,400	$-	$110,400
Total equipments	$-	$110,400	$-	$110,400
Accumulated depreciation	$-	$-	$-	$-
Net book value				$110,400

Equipments were acquired on October 13, 2011. Management decided not to depreciate them for the two-day period from October 14, 2011 to October 15, 2011.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 5 – LOAN PAYABLE – RELATED PARTY

The Company has received a loan in the amount of $70 from its sole officer on October 12, 2011. The fund went to cover fees incurred during the filing of the corporate article. This loan is due on demand with no interest.

NOTE 6 – CAPITAL STOCK

Preferred Stock

The Company has authorized ten million (10,000,000) shares of par value $.0001 preferred stock, of which 110.4 shares were issued and outstanding as of October 15, 2011. Preferred A stock has no dividend and no voting rights. It has a conversion feature that allows it to be converted into common shares in equal value to the stated preferred value ($1,000). On October 13, 2011, the Company acquired specific automotive manufacturing equipments valued at $110,400 by issuing 110 shares of preferred stock.

Common Stock

The Company has authorized a hundred million (100,000,000) shares of par value $.0001 common stock, of which 1,000,000 shares were issued and outstanding as of October 15, 2011. Shareholders are entitled to one vote per common share. These common shares do not have conversion rights. There was no dividend paid as of October 15, 2011.

On October 13, 2011, one million (1,000,000) shares of common stock was issued for cash consideration in the amount of $100 to the Company’s sole officer.

NOTE 7 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net loss per share of common stock for the period from October 12, 2011 to October 15, 2011 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 750,000 as of October 15, 2011. Net loss applicable to common shareholders is $70. The resulting EPS is close to $0.00 for the period.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 8 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business. The Company is not presently involved in any legal proceedings and was not involved in any such proceedings from October 12, 2011 (inception) to October 15, 2011.

NOTE 9 – RELATED PARTY TRANSACTIONS

Gary, the Company’s president and CEO, is free to use the Company’s equipments in his other business which shares the same physical location as the Company’s.

NOTE 10 – SUBSEQUENT EVENTS

On October 25, 2011, management has entered into a contract with OICco Acquisition I, Inc. (hereinafter “OICco”) in which the Company exchanged forty million (40,000,000) shares of OICco common shares for 100% of the issues and outstanding shares of the Company. At the closing of the Exchange Agreement (which is contingent upon an 80% reconfirmation vote under Rule 419), the Company will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of the Company.

The Company evaluated all events or transactions that occurred after October 15, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period from October 12, 2011 to October 15, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class

Common	Joshua G. Sisk, President, Secretary, Treasurer and Director	4,000,000	80%

	All Directors and Officers as a group (1 person)	4,000,000	80%

Footnotes

(1) The address of the executive officer one director is c/o OICco Acquisition I, Inc., 4412 8th Street SW, Vero Beach, FL 32968.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about July 24, 2009, Joshua G. Sisk, our officer and director, paid for expenses involved with the incorporation of OICco Acquisition I, Inc. with personal funds and performed services on behalf of OICco Acquisition I, Inc., in exchange for 4,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Joshua G. Sisk was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Our sole officer and director, Joshua Sisk, is the son –in-law of Ronald Davis, who is the sole officer, director and shareholder of OICco Acquisition II, Inc. OICco Acquisition III, Inc. and OICco Acquisition IV, Inc.   As such Mr. Sisk and Mr. Davis should be treated as a single individual for determining a conflict of interest.

LEGAL PROCEEDINGS

 The Company is not currently a party to any legal proceedings.

PROPERTY

The Company does not own any property.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by OICco in connection with the sale of the common stock being registered. OICco has agreed to pay all costs and expenses in connection with this offering of common stock.  Joshua A. Sisk is the source of the funds for the costs of the offering.   Mr. Sisk fully paid for the expenses of the offering as set forth below.

Legal and Professional Fees	$3,500
Accounting Fees	$2,500
Escrow Fees	$1,500
Registration Fee	$6.69

Total	$7,506.69

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

OICco Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. OICco indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, OICco Acquisition I, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On July 28, 2009, Joshua G. Sisk, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 4,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

•

At the time of the issuance, Joshua G. Sisk was in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, OICco Acquisition I, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  OICco believes that the exemption from registration for thes thus had fair access to all material information about OICco before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Joshua G. Sisk were at a par price per share of $0.0001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, OICco was recently formed or in the process of being formed and possessed no assets.

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.

The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a)	Articles of Incorporation
b)	Bylaws adopted on July 28, 2009

5	Opinion on Legality

a)	Opinion of Harold Gewerter, Esq.

16.1	Auditor’s Letter

23.1	Consent of Independent Auditor

99	Additional Exhibits

a)	Escrow Agreement
b)	Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on February 15, 2012 ..

OICco Acquisition I, Inc.
(Registrant)

By: /s/ Joshua G. Sisk
Joshua G. Sisk, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua G. Sisk	President, Secretary and Director	February 15, 2012
Joshua G. Sisk	Chief Executive Officer

/s/ Joshua G. Sisk	Treasurer, Chief Accounting Officer,	February 15, 2012
Joshua G. Sisk	Principal Financial Officer

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